                                                                  Exhibit 3(f)

                       CERTIFICATE OF ELIMINATION OF
                     DESIGNATIONS OF PREFERRED STOCK
                     OF TEXAS INSTRUMENTS INCORPORATED

                        Pursuant to Section 151(g)
                      of the General Corporation Law
                         of the State of Delaware


          TEXAS INSTRUMENTS INCORPORATED, a corporation organized and existing under the laws of the State of Delaware, in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, hereby certifies as follows:

          1. That the Company filed, in the office of the Secretary of State of Delaware, certain Certificates of Designations which established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions, of the following series of the Company's preferred stock:

               (a) Market Auction Preferred Stock, Series A (750 shares, $25.00 par value), Market Auction Preferred Stock, Series B (750 shares, $25.00 par value), and Market Auction Preferred Stock, Series C (750 shares, $25.00 par value) (collectively, the "MAPS Series A, B and C") ( Certificate of Designations filed on March 3, 1986);

               (b) Market Auction Preferred Stock, Series D (750 shares, $25.00 par value) (the "MAPS Series D") (Certificate of Designations filed on April 25, 1986);

               (c)    Convertible Money Market Cumulative Preferred TM
Stock, Series C-1 (750 shares, $25.00 par value), Convertible Money Market Cumulative Preferred Stock, Series C- 2 (750 shares, $25.00 par value), and Convertible Money Market Cumulative Preferred Stock, Series C-3 (750 shares, $25.00 par value) (collectively, the "CMMP") (Certificate of Designation filed on March 12, 1987);

               (d)  Market Auction Preferred Stock, Series A-1 (750
shares, $25.00 par value), Market Auction Preferred Stock, Series B-1 (750 shares, $25.00 par value), and Market Auction Preferred Stock, Series D-1 (750 shares, $25.00 par value) (collectively, the "MAPS Series A-1, B-1 and D-1") (Certificate of Designations filed on August 9, 1991);

               (e) Money Market Cumulative Preferred Stock, Series 1 (712 shares, $25.00 par value) and Money Market Cumulative Preferred Stock, Series 2 (746 shares, $25.00 par value) (collectively, the "MMP") (Certificate of Designations filed on August 9, 1991); and

               (f) Series A Conversion Preferred Stock (3,000,000 shares, $25.00 par value) (Certificate of Designations filed on September 17, 1991).

          2.   That no shares of said MAPS Series A, B and C, MAPS Series
D, CMMP, MAPS Series A-1, B-1 and D-1, MMP and Series A Conversion Preferred Stock are outstanding and no shares thereof will be issued.

          3. That, at a duly called meeting of the Board of Directors of the Company, the following resolution was adopted:

     RESOLVED, that the appropriate officers of the Company are hereby authorized and directed to file a Certificate with the office of the Secretary of State of Delaware setting forth a copy of this resolution whereupon all reference to the following series of stock, no shares of which are outstanding and no shares of which will be issued, shall be eliminated from the Restated Certificate of Incorporation, as amended, of the Company: (a) Market Auction Preferred Stock, Series A, Series B and Series C ($25.00 par value), as established by a Certificate of Designations filed in the office of the Secretary of State of Delaware on March 3, 1986;
     (b) Market Auction Preferred Stock, Series D ($25.00 par value), as established by a Certificate of Designations filed in the office of the Secretary of State of Delaware on April 25, 1986;
     (c) Convertible Money Market Cumulative Preferred TM Stock, Series C-1 ($25.00 par value), Convertible Money Market Cumulative Preferred Stock, Series C-2 ($25.00 par value), and Convertible Money Market Cumulative Preferred Stock, Series C-3 ($25.00 par value), as established by a Certificate of Designation filed in the office of the Secretary of State of Delaware on March 12, 1987; (d) Market Auction Preferred Stock, Series A-1, Series B-1 and Series D-1 ($25.00 par value), as established by a Certificate of Designations filed in the office of the Secretary of State of Delaware on August 9, 1991; (e) Money Market Cumulative Preferred Stock, Series 1 and Series 2 ($25.00 par value), as established by a Certificate of Designations filed in the office of the Secretary of State of Delaware on August 9, 1991; and (f) Series A Conversion Preferred Stock, ($25.00 par value), as established by a Certificate of Designations filed in the office of the Secretary of State of Delaware on September 17, 1991.

               4. That, accordingly, all reference to the MAPS Series A, B and C, MAPS Series D, CMMP, MAPS Series A-1, B-1 and D-1, MMP and Series A Conversion Preferred Stock of the Company be, and it hereby is, eliminated from the Restated Certificate of Incorporation, as amended, of the Company.

          IN WITNESS WHEREOF, TEXAS INSTRUMENTS INCORPORATED has caused this Certificate to be signed by Richard J. Agnich, Senior Vice President, and attested by O. Wayne Coon, its Assistant Secretary, as of this 18th day of March, 1994.

                                   TEXAS INSTRUMENTS INCORPORATED

                                   By:  /s/RICHARD J. AGNICH
                                        ---------------------
                                        Senior Vice President

ATTEST:

By:  /s/O. WAYNE COON
     -------------------
     Assistant Secretary